EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-230122) of Highway Holdings Limited (the “Company”) of our report dated August 17, 2020 relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F of the Company for the year ended March 31, 2020.

/s/ Centurion ZD CPA & Co.

Hong Kong, China

August 17, 2020